Exhibit 99.1

Sandra Liang

(914) 288-3356

ACADIA REALTY TRUST REPORTS FOURTH QUARTER

AND FULL YEAR 2024 OPERATING RESULTS

•
Fourth Quarter 2024 GAAP Net Earnings of $0.07 per share and FFO Before Special Items of $0.32 per share
•
Core Same-Property NOI Growth of 5.7% for the Fourth Quarter of 2024
•
Completed Approximately $611 million of Accretive Core and Investment Management Acquisitions during the Fourth Quarter of 2024 and 2025 To-Date (Approximately $353 million at Acadia's Pro-rata Share)
•
Increased its Quarterly Dividend by 5.3% for the First Quarter of 2025
•
2025 Projected FFO Before Special Items of $1.35 at the Mid-Point (5.5% Growth)
•
2025 Projected Same-Property NOI Growth of 5-6%

RYE, NY (February 11, 2025) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended December 31, 2024. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors ("Core" or "Core Portfolio"), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management").

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We concluded the year with strong performance from all of the key drivers of our business. We delivered same-property NOI growth of 5.7%, driven by the strong performance of our street portfolio. Adding to the strong performance of our existing assets, we completed over $600 million of accretive Core and Investment Management acquisitions. The street retail additions to our core portfolio in New York City (SoHo, Williamsburg, and the West Village), and Washington D.C. (Georgetown), further expand our highly differentiated portfolio of best-in-class retail in the major must-have retail corridors in the United States. To fund our expansion, we have raised approximately $740 million of equity, which funded our acquisitions and redevelopments, along with providing the dry powder to add additional accretive investment opportunities. As we begin the new year, we are well positioned to continue to deliver strong internal growth through the continued strength of our Core portfolio, as well as accretive external growth."

1

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

	Financial Results
	2024	2023
	4Q	4Q

Net earnings per share attributable to Acadia	$0.07	($0.02)
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	0.22	0.28
Impairment charges (net of noncontrolling interest share)	0.01	—
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.30	$0.26
Net unrealized holding loss (gain) [1]	(0.01)	—
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.29	$0.26
Realized gains and promotes[1]	0.03	0.02
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.32	$0.28

________

1.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company realized investment gains of $3.7 million for the quarter ended December 31, 2024, and investment gains of $2.3 million for the quarter ended December 31, 2023. Refer to the "Notes to Financial Highlights" page 15 of this document.

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Net Income

•
Net income for the quarter ended December 31, 2024, was $8.2 million, or $0.07 per share.
•
This compares with net loss of $1.6 million, or $0.02 per share for the quarter ended December 31, 2023.

NAREIT FFO

•
NAREIT Funds From Operations ("NAREIT FFO") for the quarter ended December 31, 2024 was $37.8 million, or $0.30 per share.
•
This compares with NAREIT FFO of $26.4 million, or $0.26 per share, for the quarter ended December 31, 2023.

FFO Before Special Items

•
Funds From Operations ("FFO") Before Special Items for the quarter ended December 31, 2024 was $40.5 million, or $0.32 per share, which includes $3.7 million, or $0.03 per share, of realized investment gains from the sale of 195,000 shares of Albertsons' stock.
•
This compares with FFO Before Special Items of $28.4 million, or $0.28 per share for the quarter ended December 31, 2023, which includes $2.3 million, or $0.02 per share, of realized investment gains from the sale of Albertsons' stock.

3

CORE PORTFOLIO PERFORMANCE

Same-Property NOI

•
Same-Property Net Operating Income ("NOI") growth, excluding redevelopments, increased 5.7% for the fourth quarter, driven by growth in excess of 12% from the street portfolio, and increased 5.7% for the year ended December 31, 2024, at the high end of guidance.

Leasing and Occupancy Update

•
As of December 31, 2024, sequentially increased Core Portfolio occupancy percentages by 110 and 140 basis points, respectively, to 95.8% leased and 93.1% occupied compared to 94.7% leased and 91.7% occupied as of September 30, 2024.
•
Core Signed Not Open ("SNO") pipeline (excluding redevelopments) of $7.7 million of annualized base rent ("ABR") at December 31, 2024, which represented approximately 5.1% of in-place rents. During the fourth quarter, ABR of approximately $5.3 million of leases commenced, and $3.0 million of new leases were added to the SNO pipeline.
•
For the year ended December 31, 2024, conforming GAAP and cash leasing spreads on new leases were 63% and 34%, respectively, primarily driven by new street leases in Manhattan, NY, Chicago, IL and Washington, D.C.
o
During the fourth quarter, conforming GAAP and cash leasing spreads on new leases were 46% and 13%, respectively, primarily driven by suburban leases.
•
In January 2025, the Company signed a new lease with a large international grocer to replace Whole Foods at City Center in San Francisco, California. Additionally, the Company and Whole Foods have reached an agreement to terminate. The Company has received payments of approximately $6 million and $2 million that it anticipates recognizing as rental income within its Core NOI and termination income, respectively, during the first quarter of 2025.

4

ACQUISITION ACTIVITY

During the fourth quarter of 2024 and 2025 to-date, the Company completed approximately $611 million of acquisitions, which is comprised of $306 million of Core acquisitions and $305 million (or $47 million at the Company's pro-rata share) of Investment Management acquisitions.

Amounts below are exclusive of transaction costs.

Core Portfolio Acquisitions - Fourth Quarter of 2024 and 2025 To-Date

Completed: Approximately $306 million Street Retail Investments

•
Georgetown, Washington, D.C. In January 2025, the Company acquired an additional 48% interest (increasing its existing 20% interest to approximately 68%) in a portfolio of properties which are primarily located in Georgetown, Washington D.C. The 48% interest was acquired for a purchase price of approximately $117 million, based upon a gross portfolio value of approximately $245 million. The Company will manage the day-to-day operations alongside its joint venture partner, EastBanc. The portfolio consists of 36 retail stores located along M Street in Georgetown, which has established itself as one of the nation's top retail destinations.
•
SoHo, Manhattan, New York. During the fourth quarter and year-to-date 2025, the Company completed the acquisition of approximately $123 million of Street retail assets in SoHo, Manhattan, New York. These acquisitions expanded the Company's existing SoHo Collection to 15 properties and 20 retail stores in Manhattan's premier retail corridor.
o
92-94 Greene Street, Manhattan, New York. As previously announced, in October 2024 the Company closed on 92-94 Greene Street for approximately $43 million. This acquisition provides near-term opportunity for accretive re-leasing and increases the Company's Greene Street holdings to 9 buildings and 9 retail stores.
o
106 Spring Street, Manhattan, New York. In January 2025, the Company completed the acquisition of 106 Spring Street for $55 million, which is located on the corner of Spring and Mercer Streets. It is leased to the athleisure brand, Vuori.
o
73 Wooster Street, Manhattan, New York. In January 2025, the Company completed the acquisition of 73 Wooster Street for approximately $25 million, which is located between Spring and Broome Streets. The retail property is leased to Reiss and Moschino. This acquisition provides an opportunity for accretive-mark-to-market releasing.
•
Williamsburg, Brooklyn, New York. As previously announced, during the fourth quarter the Company completed the acquisition of approximately $53 million of Street retail assets in Williamsburg, Brooklyn, expanding the Company's ownership in Williamsburg to approximately 5 properties and 15 retail stores.
o
123-129 North 6th Street, Brooklyn, New York. In October 2024 the Company completed the acquisition of a portfolio of assets on 123-129 North 6th Street for $35 million. The portfolio offers below-market rents, accretive re-leasing, and an

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opportunity for retail expansion on vacant land acquired with frontage on Berry Street.
o
109 North 6th Street, Brooklyn New York. In October 2024 the Company completed the acquisition of 109 North 6th Street for approximately $18 million, which is adjacent to its 123-129 North 6th Street acquisition. The asset is leased to Madewell.
•
Henderson Avenue Expansion, Dallas, Texas. In the fourth quarter, the Company completed the acquisitions of three additional parcels on Henderson Avenue for an aggregate purchase price of approximately $13 million. These additions are adjacent to the Company's existing holdings and provide for additional expansion and lease-up opportunities along with enhancing continuity and giving greater control over the direction of this emerging retail corridor.

As previously announced, in October 2024, the Company, in partnership with Ignite-Rebees, commenced construction for the Henderson Avenue Corridor Expansion to transform the corridor into a vibrant, walkable, street retail destination. These acquisitions further connect the Company's existing operating Henderson assets, which were initially acquired by the Company in 2022 for approximately $85 million.

Investment Management Acquisitions - Fourth Quarter of 2024

Completed: Approximately $305 million (or $47 million at the Company's pro-rata share)

•
The LINQ Promenade, Las Vegas, Nevada. During the fourth quarter, the Company through its Investment Management Platform, formed a joint venture with TPG Real Estate to acquire the LINQ Promenade on the Las Vegas Strip for a gross purchase price of approximately $275 million (the Company retained a 15% ownership interest in the joint venture). The Company will manage the day-to-day operations entitling it to earn asset management, property management, and leasing fees, along with the opportunity to earn a promote upon the ultimate disposition of the asset. The LINQ Promenade is a 180,000 square foot open-air retail, dining, and entertainment destination. This transaction offers accretive re-leasing and additional ancillary revenue opportunities.
•
The Walk at Highwoods Preserve, Tampa, Florida. As previously announced, in October 2024, the Company, through its Investment Management Platform, entered into a joint venture with funds managed by the Private Real Estate Group of Cohen & Steers to purchase the Walk at Highwoods Preserve, an open-air shopping center, for a gross purchase price of approximately $30 million. The Company retained a 20% interest and will manage day-to-day operations of the investment.

6

BALANCE SHEET

•
Equity Activity: During the fourth quarter of 2024 and 2025 to-date the Company raised net proceeds of $276.8 million through the issuance of 11.2 million shares under its at-the-market issuance program on a forward basis at an average price of $24.77 per share. To-date, the Company has not settled any of the 11.2 million shares.

As previously disclosed, during the third quarter of 2024, the Company raised net proceeds of $131.6 million from the issuance of 5.75 million shares (including 750,000 shares from the underwriters exercised option to purchase 750,000 additional shares) through an underwritten public offering in connection with forward sales agreements, which the Company physically settled in October 2024.

For the full year ended December 31, 2024, and 2025 to-date, the Company has raised (inclusive of the $276.8 million of unsettled forward proceeds described above) net proceeds of $738.3 million from the issuance of 34.1 million shares at an average price of $21.65 per share.

•
Debt-to-EBITDA Metrics: Pro-rata Net Debt-to-EBITDA improved to 5.5x at December 31, 2024 as compared to 7.1x at December 31, 2023. Refer to the fourth quarter 2024 Supplemental Information package for reconciliations and details on financial ratios.
•
No Significant Core Debt Maturities until 2028: 0.3%, 7.2%, and 5.8% of Core debt maturing in 2025, 2026, and 2027, respectively.

DIVIDEND

Increased Quarterly Dividend by $0.01 to $0.20 per Common Share: The Company's Board of Trustees has authorized a cash dividend of $0.20 per common share for the first quarter of 2025. The 5.3% increase from the prior quarterly dividend was driven by the Company's continued internal and external growth. The quarterly dividend is payable on April 15, 2025 to holders of record as of March 31, 2025.

7

GUIDANCE

The following initial guidance is based upon Acadia's current view of market conditions and assumptions for the year ended December 31, 2025.

The Company is setting initial 2025 guidance as follows:

•
Net earnings per diluted share of $0.22 to $0.27
•
FFO Before Special items per diluted share of $1.30 - $1.39
•
Projected same-property NOI growth of 5-6%

It is the Company's policy not to include the estimated financial impact of acquisition and disposition of assets within its guidance until such transactions are consummated.

	2025 Guidance
	Guidance Range	2024 Actuals

Net earnings per share attributable to Acadia	$0.22-$0.27	$0.19
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	0.96	0.92
(Gain) Loss on disposition on real estate properties (net of noncontrolling interest share)	—	(0.01)
Impairment charges (net of noncontrolling interest share)	—	0.01
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.19-$1.24	$1.12
Net unrealized holding loss [1]	—	0.04
Funds From Operations Before Special Items and Realized Gains per share attributable to Common Shareholders and Common OP Unit holders	$1.19-$1.24	$1.16
Realized gains and promotes [2]	0.11-0.15	0.12
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.30-$1.39	$1.28

________

1.
This represents the actual unrealized mark-to-market holdings loss related to the Company's investment in Albertsons, which was recognized in NAREIT FFO for the year ended December 31, 2024. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e., changes in share price) on Albertsons in its 2025 guidance assumptions.
2.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company realized investment gains of $14.3 million for the year ended December 31, 2024 (which was included in both NAREIT FFO and FFO Before Special Items). Refer to the 2025 guidance page within the Company's latest Supplemental Report for additional information and certain underlying assumptions.

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CONFERENCE CALL

Management will conduct a conference call on Wednesday, February 12, 2025 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, February 12, 2025
Time:	11:00 AM ET
Participant call:	Fourth Quarter 2024 Dial-In
Participant webcast:	Fourth Quarter 2024 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio ("Core" or "Core Portfolio") of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management"). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and

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financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Rental	$91,579	$84,205	$349,530	$333,044
Other	1,755	1,308	10,159	5,648
Total revenues	93,334	85,513	359,689	338,692

Expenses
Depreciation and amortization	35,189	35,029	138,910	135,984
General and administrative	10,397	10,572	40,559	41,470
Real estate taxes	12,535	12,064	46,049	46,650
Property operating	16,772	17,229	66,000	61,826
Impairment charges	1,678	—	1,678	3,686
Total expenses	76,571	74,894	293,196	289,616

(Loss) gain on disposition of properties	(393)	—	(834)	—
Operating income	16,370	10,619	65,659	49,076
Equity in (losses) earnings of unconsolidated affiliates	(774)	(1,404)	15,178	(7,677)
Interest income	6,575	5,118	25,085	19,993
Realized and unrealized holding (losses) gains on investments and other	904	177	(5,014)	30,413
Interest expense	(21,904)	(24,692)	(92,557)	(93,253)
Income (loss) from continuing operations before income taxes	1,171	(10,182)	8,351	(1,448)
Income tax provision	(11)	(53)	(212)	(301)
Net income (loss)	1,160	(10,235)	8,139	(1,749)
Net loss attributable to redeemable noncontrolling interests	1,397	2,578	7,915	8,239
Net loss attributable to noncontrolling interests	5,967	6,320	5,596	13,383
Net income (loss) attributable to Acadia shareholders	$8,524	$(1,337)	$21,650	$19,873

Less: earnings attributable to unvested participating securities	(306)	(244)	(1,189)	(978)
Net income (loss) attributable to Common Shareholders - basic earnings per share	$8,218	$(1,581)	$20,461	$18,895
Impact of assumed conversion of dilutive convertible securities	—	—	—	—
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$8,218	$(1,581)	$20,461	$18,895

Weighted average shares for basic earnings per share	118,719	95,363	108,227	95,284
Weighted average shares for diluted earnings per share	118,750	95,363	108,258	95,284

Net earnings per share - basic (2)	$0.07	$(0.02)	$0.19	$0.20
Net earnings per share - diluted (2)	$0.07	$(0.02)	$0.19	$0.20

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income (loss) attributable to Acadia	$8,524	$(1,337)	$21,650	$19,873

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	27,665	27,689	107,450	109,732
Impairment charges (net of noncontrolling interests' share)	750	—	750	852
Loss (gain) on disposition of properties (net of noncontrolling interests' share)	395	—	(1,086)	—
Income attributable to Common OP Unit holders	363	(31)	1,067	1,282
Distributions - Preferred OP Units	67	123	341	492
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$37,764	$26,444	$130,172	$132,231

Unrealized holding loss (gain) (net of noncontrolling interest share)	(949)	(352)	4,616	(3,762)
Realized gain	3,685	2,265	14,188	4,636
FFO before Special Items attributable to Common Shareholder and Common OP Unit holders [1]	$40,500	$28,357	$148,976	$133,105

Less:Non-cash and non-recurring gain from BBBY lease termination	—	—	—	(7,758)
Funds From Operations Before Special Items attributable to Common Shareholders and Common OP Unit holders, excluding BBBY gain [6]	$40,500	$28,357	$148,976	$125,347

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	118,719	95,363	108,227	95,284
Weighted-average OP Units outstanding	7,280	7,136	7,495	7,180
Assumed conversion of Preferred OP Units to Common Shares	256	464	356	464
Weighted average number of Common Shares and Common OP Units	126,255	102,963	116,078	102,928

Diluted Funds from operations, per Common Share and Common OP Unit	$0.30	$0.26	$1.12	$1.28

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.32	$0.28	$1.28	$1.29

Diluted Funds from operations before Special Items, excluding BBBY gain per Common Share and Common OP Unit	$0.32	$0.28	$1.28	$1.22

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Consolidated operating income	$16,370	$10,619	$65,659	$49,076
Add back:
General and administrative	10,397	10,572	40,559	41,470
Depreciation and amortization	35,189	35,029	138,910	135,984
Impairment charges	1,678	—	1,678	3,686
Loss on disposition of properties	393	—	834	—
Less:
Above/below-market rent, straight-line rent and other adjustments	(4,760)	(1,951)	(17,735)	(20,617)
Consolidated NOI	59,267	54,269	229,905	209,599

Redeemable noncontrolling interest in consolidated NOI	(1,994)	(1,160)	(6,127)	(4,420)
Noncontrolling interest in consolidated NOI	(17,226)	(16,465)	(69,540)	(59,597)
Less: Operating Partnership's interest in Investment Management NOI included above	(7,083)	(5,358)	(25,496)	(19,816)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	3,027	2,986	11,531	14,249
Core Portfolio NOI	$35,991	$34,272	$140,273	$140,015

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Core Portfolio NOI	$35,991	$34,272	$140,273	$140,015
Less properties excluded from Same-Property NOI	(3,340)	(3,378)	(11,680)	(18,392)
Same-Property NOI	$32,651	$30,894	$128,593	$121,623

Percent change from prior year period	5.7%		5.7%

Components of Same-Property NOI:
Same-Property Revenues	$46,266	$44,958	$183,157	$175,244
Same-Property Operating Expenses	(13,615)	(14,064)	(54,564)	(53,621)
Same-Property NOI	$32,651	$30,894	$128,593	$121,623

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

	As of
	December 31, 2024	December 31, 2023
ASSETS
Investments in real estate, at cost
Buildings and improvements	$3,174,250	$3,128,650
Tenant improvements	304,645	257,955
Land	906,031	872,228
Construction in progress	23,704	23,250
Right-of-use assets - finance leases	61,366	58,637
Total	4,469,996	4,340,720
Less: Accumulated depreciation and amortization	(926,022)	(823,439)
Operating real estate, net	3,543,974	3,517,281
Real estate under development	129,619	94,799
Net investments in real estate	3,673,593	3,612,080
Notes receivable, net ($2,004 and $1,279 of allowance for credit losses as of December 31, 2024 and December 31, 2023, respectively)	126,584	124,949
Investments in and advances to unconsolidated affiliates	209,232	197,240
Other assets, net	223,767	208,460
Right-of-use assets - operating leases, net	25,531	29,286
Cash and cash equivalents	16,806	17,481
Restricted cash	22,897	7,813
Marketable securities	14,771	33,284
Rents receivable, net	58,022	49,504
Assets of properties held for sale	—	11,057
Total assets	$4,371,203	$4,291,154

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage and other notes payable, net	$953,700	$930,127
Unsecured notes payable, net	569,566	726,727
Unsecured line of credit	14,000	213,287
Accounts payable and other liabilities	232,726	229,375
Lease liabilities - operating leases	27,920	31,580
Dividends and distributions payable	24,505	18,520
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,514	7,982
Total liabilities	1,838,931	2,157,598
Commitments and contingencies
Redeemable noncontrolling interests	30,583	50,339

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 119,657,594 and 95,361,676 shares, respectively	120	95
Additional paid-in capital	2,436,285	1,953,521
Accumulated other comprehensive income	38,650	32,442
Distributions in excess of accumulated earnings	(409,383)	(349,141)
Total Acadia shareholders’ equity	2,065,672	1,636,917
Noncontrolling interests	436,017	446,300
Total equity	2,501,689	2,083,217
Total liabilities, redeemable noncontrolling interests, and equity	$4,371,203	$4,291,154

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ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

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ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
(4)
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
(5)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.
(6)
Results for the year ended December 31, 2023 included a non-recurring gain of $7.8 million from the termination of the Bed Bath and Beyond ("BBBY") below-market lease at 555 9th Street in San Francisco.

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